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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 1999

                               GENERAL MAGIC, INC.
             (Exact name of registrant as specified in its charter)

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            DELAWARE                        000-25374                       77-0250147
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
(State or other jurisdiction        (Commission File Number)            (I.R.S. Employer
of incorporation)                                                     Identification Number)
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           420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94086
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 774-4000
                                                    ---------------
                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.        OTHER EVENTS

        On March 30, 1999, General Magic, Inc. (the "Company") issued and sold to existing stockholders of the Company and an additional investor a total of 2,000 shares of its Series D Convertible Preferred Stock (the "Series D Shares"), together with warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $5.078 per share (the "Warrants"), for an aggregate purchase price of $20,000,000 (the "Series D Financing").

        The Series D Shares will be convertible, at the option of the holder, into common stock of the Company (the "Conversion Shares") at a conversion rate equal to $10,000 plus accrued dividends divided by 110% of the average of the closing bid prices during the ten consecutive trading days immediately after, at the option of the Company, April 29, 1999, May 29, 1999 or June 28, 1999. Subject to extension under certain circumstances, the Series D Shares will automatically convert into shares of common stock on March 30, 2002, at a conversion rate equal to $10,000 plus accrued dividends divided by the closing bid price on that date, unless sooner converted or redeemed.

        The number of shares of common stock into which the Series D Shares are convertible is subject to adjustment (a "Reset") following the last day of each September and March until March 30, 2002, and on December 31, 1999, and June 30, 2000, equal to 110% of the average of the closing bid prices of the Company's common stock during the ten trading days immediately following each such date. In addition, the conversion rate is subject to further adjustment in the event the Company fails to satisfy various conditions. These conditions include, among other things: (i) approval by the Company's stockholders of this transaction pursuant to the rules of the Nasdaq Stock Market ("Nasdaq") for issuances of a number of Conversion Shares which could potentially exceed 19.9% of the common stock outstanding as of March 30, 1999, at conversion prices that are lower than the market price of the common stock at March 30, 1999; and (ii) timely registration with the Securities and Exchange Commission of the Conversion Shares for resale.

        The Series D Shares accrue dividends at a rate of 5% per annum, payable quarterly either, at the Company's option, in cash or by adding such amount to the liquidation value.

        The Company may redeem the Series D Shares upon a consolidation, merger or other business combination (a "Change of Control") at a price equal, subject to limited exceptions, to 115% of the liquidation value. In the event that the conversion price immediately after a Reset is less than 50% of the initial conversion price, the Company may redeem the Series D Shares at liquidation value. The holders may require the Company to redeem the Series D Shares upon certain major transactions, including a Change of Control, at the greater of 125% of the liquidation value and the closing bid price on the date of the announcement of any such transaction. In addition, the holders may require the Company to redeem their Series D Shares at liquidation value upon certain events, including, among other things: (i) failure to obtain stockholder approval as required by Nasdaq; (ii) failure to maintain the registration of the Conversion Shares for resale; or (iii) failure to maintain listing of the Company's common stock on Nasdaq, AMEX or NYSE. If the Company fails to: (i) timely file for registration of the Conversion Shares; (ii) use its best efforts to maintain registration of the Conversion Shares; or (iii) to use its reasonable best efforts to maintain the listing of its common stock on Nasdaq, AMEX or NYSE, and in certain other events, the

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holders of the Series D Shares may require redemption at 130% of the liquidation value or in certain cases, at the greater of 130% of the liquidation value and the market value.

        The foregoing description of the Series D Financing is qualified in its entirety by the Securities Purchase Agreement, dated as of March 30, 1999, and the other agreements and instruments executed in connection therewith, copies of which are attached as exhibits to this Current Report on Form 8-K.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

          (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

          (c) EXHIBITS.

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              Exhibit No.    Description

               3.1 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on March 30, 1999.

               4.1 Securities Purchase Agreement, dated as of March 30, 1999, by and among the Registrant and the buyers listed on the Schedule of Buyers thereto.

               4.2 Form of Warrant issued to holders of the Series D Convertible Preferred Stock.

               4.3 Registration Rights Agreement, dated as of March 30, 1999, by and among the Registrant and the holders of the Series D Convertible Preferred Stock.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       General Magic, Inc.


                                       By:  /s/ Mary E. Doyle
                                            ------------------------------------
April 2, 1999                                 Mary E. Doyle
                                              General Counsel and Secretary


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                                  EXHIBIT INDEX
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Exhibit No.    Description


3.1 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on March 30, 1999.

4.1 Securities Purchase Agreement, dated as of March 30, 1999, by and among the Registrant and the buyers listed on the Schedule of Buyers thereto.

4.2            Form of Warrant issued to holders of the Series D Convertible
               Preferred Stock.

4.3 Registration Rights Agreement, dated as of March 30, 1999, by and among the Registrant and the holders of the Series D Convertible Preferred Stock.

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